Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     04-2693383
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


         1241 EAST MAIN STREET
         STAMFORD, CONNECTICUT                              06902
(Address of principal executive offices)                 (Zip Code)


  WORLD WRESTLING FEDERATION ENTERTAINMENT, INC., 1999 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                EDWARD L. KAUFMAN
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.
                              1241 EAST MAIN STREET
                           STAMFORD, CONNECTICUT 06902
                     (Name and address of agent for service)

                                 (203) 352-8600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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     TITLE OF                        PROPOSED        PROPOSED        AMOUNT OF
    SECURITIES      AMOUNT TO BE     MAXIMUM          MAXIMUM       REGISTRATION
 TO BE REGISTERED    REGISTERED   OFFERING PRICE     AGGREGATE           FEE
                                    PER SHARE(1)   OFFERING PRICE
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Class A Common       10,000,050       20.88        $208,801,044      $55,123.48
Stock, par value
$.01 per share

================================================================================

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Class A Common Stock reported on the NASDAQ National Market System on November 29, 1999.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement: (i) the prospectus filed with the Commission as part of the Registration Statement on Form S-1, originally filed on August 3, 1999, as amended on September 10, 1999, September 22, 1999, October 13, 1999 and October 15, 1999 (File No. 333-84327) (the "Form S-1"); and (ii)
    the description of the Registrant's Class A Common Stock contained in the Form S-1.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the World Wrestling Federation Entertainment, Inc. 1999 Long-Term Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.

    ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend or an unlawful stock purchase or redemption under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation will contain the following provision regarding the elimination of liability for its directors:

            The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Without limiting the generality of the foregoing, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
            (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain circumstances, subject to certain limitations, against specified costs and expenses actually and reasonably incurred in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative. The Registrant's amended and restated certificate of incorporation will contain a provision that the Registrant indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. Article VI of the Registrant's amended and restated by-laws will contain similar provisions and will permit the Registrant to maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's by-laws. The underwriting agreement filed as an exhibit to the Registrant's Registration Statement on Form S-1, originally filed on August 3, 1999, as amended on September 10, 1999, September 22, 1999, October 13, 1999 and October 15, 1999 (File No. 333-84327), contains provisions pursuant to which each underwriter severally agrees to indemnify the Registrant, any person controlling the registrant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Registrant, and each officer of the Registrant who signs such Registration Statement with respect to information relating to such underwriter furnished in writing by or on behalf of such underwriter expressly for use in such Registration Statement.


    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      None.


    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION
    -----------                     -----------

      4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, originally filed on August 3, 1999, as amended on September 10, 1999, September 22, 1999, October 13, 1999 and October 15, 1999 (File No.
                  333-84327)).

      4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, originally filed on August 3, 1999, as amended on September 10, 1999, September 22, 1999, October 13, 1999 and October 15, 1999 (File No. 333-84327)).

      5.1         Opinion of Kirkpatrick & Lockhart LLP.

      23.1        Consent of Deloitte & Touche LLP.

      23.3 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


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

    ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stanford, State of Connecticut, on December 3, 1999.

                                  WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.

                                  By: /s/ Vincent K. McMahon
                                      ----------------------------------
                                      Vincent K. McMahon
                                      Chairman of the Board of Directors

      We, the undersigned directors and officers of World Wrestling Federation Entertainment, Inc., do hereby constitute and appoint Edward L. Kaufman and Frank G. Serpe, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

          SIGNATURE                     CAPACITY                    DATE
          ---------                     --------                    ----

    /s/ Vincent K. McMahon      Chairman of the Board of        December 3, 1999
    --------------------------  Directors
    Vincent K. McMahon

    /s/ Linda E. McMahon        President and Chief Executive   December 3, 1999
    --------------------------  Officer (Principal Executive
    Linda E. McMahon            Officer) and a Director

    /s/ August J. Liguori       Executive Vice President and    December 3, 1999
    --------------------------  Chief Financial Officer
    August J. Liguori           (Principal Financial Officer)
                                and a Director

    /s/ Frank G. Serpe          Senior Vice President-Finance   December 3, 1999
    --------------------------  and Chief Accounting Officer
    Frank G. Serpe              (Principal Accounting Officer)

    /s/ Lowell P. Weicker, Jr.  Director                       November 29, 1999
    --------------------------
    Lowell P. Weicker, Jr.

    /s/ David Kenin             Director                       November 29, 1999
    --------------------------
    David Kenin

    /s/ Joseph Perkins          Director                       November 29, 1999
    --------------------------
    Joseph Perkins

                                  EXHIBIT INDEX

    EXHIBIT NO.                DESCRIPTION
    -----------                -----------

        4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, originally filed on August 3, 1999, as amended on September 10, 1999, September 22, 1999, October 13, 1999 and October 15, 1999 (File No. 333-84327)).

        4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, originally filed on August 3, 1999, as amended on September 10, 1999, September 22, 1999, October 13, 1999 and October 15, 1999 (File No. 333-84327)).

        5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

        23.1    Consent of Deloitte & Touche LLP.

        23.3 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

        24.1 Power of Attorney (set forth on the signature page of this Registration Statement).





                                     II - 5